EXHIBIT 23.1<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We consent to the incorporation by reference in the Registration Statements on Form S‑1 (File No. 333-146779) and Form S-8 (File No. 333-121399) of Applied NeuroSolutions, Inc. of our report dated March 24, 2010, which appears on page 29 of this annual report on Form 10‑K for the year ended December 31, 2009.

/s/ BAKER TILLY VIRCHOW KRAUSE , LLP

Chicago, Illinois

March 24, 2010